Exhibit 5.02

October 21, 2005

Lehman Brothers Holdings E-Capital Trust I

Lehman Brothers Holdings E-Capital LLC I

  c/o Lehman Brothers Holdings Inc.

747 Seventh Avenue

New York, NY 10019

Re:                                   Lehman Brothers Holdings E-Capital Trust I and Lehman
Brothers Holdings E-Capital LLC I

Ladies and Gentlemen:

We have acted as special Delaware counsel for Lehman Brothers Holdings E-Capital Trust I, a Delaware statutory trust (the “Trust”), Lehman Brothers Holdings E-Capital LLC I, a Delaware limited liability company (the “LLC”), and Lehman Brothers Holdings Inc., a Delaware corporation (the “Company”), in connection with the matters set forth herein.  This opinion is being delivered to you at your request.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)                                  The Certificate of Trust of the Trust (the “Certificate of Trust”), as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on August 16, 2005;

(b)                                 The Declaration of Trust for the Trust, dated as of August 19, 2005 (the “Declaration of Trust”), among the Company, the trustees of the Trust named therein (the “Trustees”), and the holders, from time to time, of the undivided beneficial ownership interests in the assets of the Trust (including Exhibits A-1 and A-2 thereto);

(c)                                  The Certificate of Formation of the LLC (the “Certificate of Formation”), as filed in the office of the Secretary of State on August 16, 2005;

(d)                                 The Limited Liability Company Agreement of the LLC, dated as of August 19, 2005 (the “LLC Agreement”), between the Company, as managing member, and the Trust, as non-managing member (including Annex A attached thereto);

(e)                                  The Registration Statement (the “Registration Statement”) on Form S-4, including a prospectus (the “Prospectus”) relating to the Floating Rate Enhanced Capital Advantage Preferred Securities of the Trust representing preferred undivided beneficial ownership interests in the assets of the Trust (each, a “Trust Preferred Security” and collectively, the “Trusts Preferred Securities”), to be filed by the Company, the Trust and the LLC with the Securities and Exchange Commission on or about October 21, 2005; and

(f)                                    A Certificate of Good Standing for each of the Trust and the LLC, dated October 21, 2005, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Declaration of Trust.

For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein.  We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Declaration of Trust constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Declaration of Trust and the Certificate of Trust are in full force and effect and have not been amended, (ii) that the LLC Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the formation, operation, management and termination of, the LLC, and that the LLC Agreement and the Certificate of Formation are in full force and effect and have not been amended, (iii) except to the extent provided in paragraphs 1 and 4 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iv) the legal capacity of natural persons who are parties to the documents examined by us, (v) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vii) the receipt by each Person to whom a new Trust Preferred Security (a “New Trust Preferred Security”) is to be issued by the Trust in exchange for a Trust Preferred Secured Security originally issued by the Trust on August 19, 2005 (an “Old Trust Preferred Security”) (collectively, the “New Trust Preferred Security Holders”) of a Trust Preferred Security Certificate (as defined in the Declaration of Trust) for such New Trust Preferred Security and the payment for the New Trust Preferred Security acquired by it, in accordance with the Declaration of Trust and the Registration Statement, (viii) that the New Trust Preferred Securities are issued and sold to the New Trust Preferred Security Holders in accordance with the Declaration of Trust and the Registration Statement, and (ix) that the new LLC Preferred Securities (the “New LLC Preferred Securities”) to be issued in exchange for the LLC Preferred Securities originally issued by the LLC on August 19, 2005 are issued and sold to the Trust in accordance with the LLC Agreement and the Registration Statement.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.  Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.             The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act.

2.             The New Trust Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and non-assessable undivided beneficial ownership interests in the Trust.

3.             The New Trust Preferred Securities Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit.  We note that the New

Trust Preferred Security Holders will be required to make payment or provide indemnity or security as set forth in the Declaration of Trust and will be subject to the withholding provisions of Section 10.4 of the Declaration of Trust.

4.             The LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act.

5.             The New LLC Preferred Securities will represent valid and, subject to the qualifications in paragraph 6 below, fully paid and non-assessable limited liability company interests in the LLC.

6.             The holders of the New LLC Preferred Securities, as members of the LLC, will be not be obligated personally for any of the debts, obligations or liabilities of the LLC, whether arising in contract, tort or otherwise solely by reason of being a member of the LLC.  We note that the holders of the New LLC Preferred Securities may be obligated to make payments provided for in the LLC Agreement and to repay any funds wrongfully distributed to them and will be subject to the withholding provisions of Section 6.5 of the LLC Agreement.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.  We hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus.  We hereby consent to the reliance on the foregoing opinions by Barrett S. DiPaolo, Associate General Counsel of Company.  In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.  Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose.

Very truly yours,

/s/ Richards Layton & Finger P.A.